SECURITIES AND EXCHANGE COMMISSION

          Washington, D.C.  20549



          FORM 8-K



          Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest event reported): January 17,
          1997


          Exact name of registrant as specified in its charter: T. ROWE PRICE REALTY INCOME FUND II, AMERICA'S SALES-COMMISSION-FREE REAL ESTATE LIMITED PARTNERSHIP

          State or other Jurisdiction of Incorporation or Organization:
          Delaware

          I.R.S. Employer Identification No.: 52-1470895

          Commission File Number:  0-15575

          Address of principal executive offices: 100 East Pratt Street, Baltimore, Maryland 21202

          Registrant's telephone number, including area code: 1-800-638-
          5660


          Former name of former address, if changes since last report:
          Not Applicable


























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          Item 5.Other Events

          At the end of 1996 T. Rowe Price Realty Income Fund II, America's Sales-Commission-Free Real Estate Limited Partnership (the "Partnership") conducted its annual formal unit valuation. The valuation of the Partnership's properties was performed by the General Partner, and then reviewed by an independent professional appraiser. The estimated value of limited partnership units resulting from this process is $487 per unit. A $16.00 per unit distribution for the December 1996 quarter representing operating cash flows will be made on or about February 14, 1997 to limited partners of record on December 31, 1996. After this distribution, the estimated value is $471 per unit. There is no assurance that units can be sold at a price equal to this
          estimated  value,   and  this   valuation   is  not   necessarily
          representative of the value of the units when the Partnership ultimately liquidates its holdings.


                               T. ROWE PRICE REALTY INCOME FUND II,
                               AMERICA'S SALES-COMMISSION-FREE REAL
                               ESTATE LIMITED PARTNERSHIP

                               By: T. Rowe Price Realty Income Fund II
                                   Management, Inc., as General Partner



                                             By:  /s/Lucy B. Robins
                                             Lucy B. Robins
                                             Vice President